EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

Media Contact:

Anne Bowdidge

Director, Global Public Relations

408-731-5925

AFFYMETRIX REPORTS FIRST QUARTER RESULTS

Santa Clara, Calif. — April 23, 2003 — Affymetrix, Inc. (Nasdaq: AFFX) today reported its operating results for the first quarter of 2003.  The Company reported a net loss of approximately $12.7 million or $0.22 per basic and diluted share in the first quarter of 2003, of which $10.1 million or $0.17 per basic and diluted share was related to a previously announced charge associated with a licensing agreement with Perlegen Sciences, Inc. This compares to a net loss of $3.6 million or $0.06 per basic and diluted share in the first quarter of 2002.

Total revenue for the quarter was $66.8 million, of which $2.5 million was related to the sale of wafers to Perlegen, compared to total revenue of $68.1 million in the first quarter of 2002, of which $6.0 million was related to the sale of wafers to Perlegen.

Product and product related revenue increased to $61.1 million for the first quarter of 2003, compared to $57.2 million in the same period in 2002.  First quarter product sales included GeneChip® array revenue of $33.4 million.  In addition, Affymetrix shipped 22 GeneChip systems during the quarter, increasing its installed base to approximately 820 systems.

License fees and research revenue were $3.2 million for the first quarter of 2003 compared to $5.0 million in the first quarter of 2002.

Total costs and expenses for the quarter were $76.5 million compared to $70.8 million in the first quarter of 2002.

Cost of product and product related revenue was $19.0 million in the first quarter of 2003 compared to $20.7 million in the same period of 2002.  Product and product related gross margin was 68.9% in the first quarter compared to 63.8% in the first quarter of 2002.

Research and development expenses were $15.9 million during the first quarter of 2003 compared to $16.7 million in the first quarter of 2002.

Selling, general and administrative expenses were $28.0 million for the first quarter for 2003 compared to $23.5 million in the first quarter of 2002.

In the first quarter of 2003, Affymetrix expanded its licensing agreement with Perlegen.  As a result of this agreement, Affymetrix recorded an in-process research and development charge of approximately $10.1 million.

Quarterly Highlights

•                  The Company entered into an expanded collaboration with Roche Diagnostics in order to broadly commercialize GeneChip products into clinical diagnostics.

•                  Affymetrix launched three major new products: GeneChip Mouse Expression Set 430, GeneChip Rat Expression Set 230 and GeneChip Scanner 3000.

•                  Affymetrix introduced three new GeneChip CustomExpress™ formats, giving researchers more flexibility to customize arrays to their interests.

•                  Through an expanded agreement with Perlegen, Affymetrix will accelerate the commercialization of genome-wide resequencing and SNP analysis assays.

Updated Financial Outlook for 2003

The Company expects product and product related revenue of approximately $62-65 million for the second quarter, and net income per diluted share of $0.01-0.03. For fiscal 2003, the Company expects product and product related revenue of $280-285 million, and total revenue of $295-305 million.

Affymetrix’ management team will host a conference call to review its operating results for the first quarter and provide financial guidance for 2003.  Investors and other interested parties can listen by dialing domestic: (888) 737-3798, international: (706) 643-2578 on April 23 at 2:00 p.m. PT.  A replay of the conference call will be available until 5:00 p.m. PT on April 30 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291, passcode for both: 9085431#.  To access a webcast of the conference call, please visit the Investor Relations section of the Company's website at www.affymetrix.com.

About Affymetrix:

Affymetrix is a pioneer in creating breakthrough tools that are driving the genomic revolution. By applying the principles of semiconductor technology to the life sciences, Affymetrix develops and commercializes systems that enable scientists to improve the quality of life. The Company’s customers include pharmaceutical, biotechnology, agrichemical, diagnostics and consumer products companies as well as academic, government and other non-profit research institutes. Affymetrix offers an expanding portfolio of integrated products and services, including its integrated GeneChip platform, to address growing markets focused on understanding the relationship between genes and human health. Additional information on Affymetrix can be found at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like.  Such statements, including Affymetrix’ financial outlook for 2003, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, market acceptance, personnel retention, uncertainties relating to the length and severity of the current global economic weakness, the reduction in overall capital spending in the academic and biotechnology sectors, changes in government funding policies, unpredictable fluctuations in quarterly revenues, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA, and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2002 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

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PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.  CustomExpress is a trademark of Affymetrix, Inc.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2003	2002
Revenue:
Product sales	$46,754	$46,057
Product related revenue	14,394	11,154
Total product and product related revenue	61,148	57,211
License fees and research revenue	3,154	4,954
Revenue from Perlegen	2,509	5,971
Total revenue	66,811	68,136

Costs and expenses:
Cost of product sales	16,820	19,435
Cost of product related revenue	2,193	1,259
Cost of Perlegen revenue	2,509	5,971
Research and development	15,905	16,689
Selling, general and administrative	27,975	23,490
Amortization of deferred stock compensation (1)	695	3,707
Amortization of purchased intangibles	281	281
Charge for acquired in-process research and development	10,096	—
Total costs and expenses	76,474	70,832

Loss from operations	(9,663)	(2,696)
Interest income and other, net	2,375	4,244
Interest expense	(4,900)	(4,929)
Net loss before income taxes	(12,188)	(3,381)
Income tax provision	(534)	(200)
Net loss	$(12,722)	$(3,581)
Basic and diluted net loss per share	$(0.22)	$(0.06)
Shares used in computing basic and diluted net loss per share	58,549	57,809

(1)    For the quarter ended March 31, 2003, $0.7 million of stock compensation is related to research and development derived from the acquisition of Neomorphic, Inc.  For the quarter ended March 31, 2002, $2.1 million of stock compensation is related to research and development derived from the acquisition of Neomorphic, Inc. and $1.6 million is related to selling, general and administration.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2003	December 31, 2002
		(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$25,947	$67,888
Available-for-sale securities	402,662	293,570
Accounts receivable	54,067	65,986
Inventories	28,132	26,739
Prepaid expenses	3,105	3,380
Other current assets	162	390
Total current assets	514,075	457,953
Property and equipment, net	69,824	72,836
Acquired technology rights, net	27,123	23,039
Goodwill	18,601	18,601
Other intangible assets, net	657	938
Notes receivable from employees	1,563	1,674
Other assets	27,530	26,362
	$659,373	$601,403
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$64,148	$66,864
Deferred revenue	34,314	19,381
Total current liabilities	98,462	86,245
Deferred revenue	53,412	—
Other long-term liabilities	8,178	8,322
Convertible subordinated notes	368,900	368,900
Common stock purchase rights	3,000	3,000
Stockholders’ equity:
Common stock	588	585
Additional paid-in capital	359,779	355,515
Notes receivable from stockholders	(741)	(720)
Deferred stock compensation	(7,320)	(8,015)
Accumulated other comprehensive income	781	515
Accumulated deficit	(225,666)	(212,944)
Total stockholders’ equity	127,421	134,936
	$659,373	$601,403

Note 1:               The condensed consolidated balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2002.